                                  EXHIBIT 99.1


                                                                   NEWS RELEASE
--------------------------------------------------------------------------------

                            IXC COMMUNICATIONS, INC.
                     COMPLETES $300 MILLION PREFERRED STOCK


AUSTIN, TEXAS - AUGUST 20, 1997 - IXC Communications, Inc. (NASDAQ:IIXC) announced today that it has completed the sale of $300 million of 12-1/2% Junior Exchangeable Preferred Stock Due 2009 ("Exchangeable Preferred Stock"). Such stock is exchangeable at the option of IXC for 12-1/2% Subordinated Exchange Debentures Due 2009. The net proceeds from the offering will be used to fund capital expenditures and for general corporate purposes.

The Exchangeable Preferred Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                                      ###

INVESTOR CONTACT:

        James F. Guthrie
        Chief Financial Officer
        IXC Communications, Inc.
        (512) 427-3731
        jguthrie@ixc-comm.net